Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 3, 2021, Trinseo S.A., (together with its subsidiaries, the “Company” or “Trinseo”), completed its previously-announced acquisition of the polymethyl methacrylates (“PMMA”) and activated methyl methacrylates (“MMA”) business (together, the “PMMA business”) of Arkema S.A., (“Arkema” or the “Seller”) through the purchase of shares of certain subsidiaries of Arkema (the “Acquisition”), for a purchase price of €1.12 billion (approximately $1.36 billion), subject to customary working capital and other post-closing adjustments. The Acquisition was completed pursuant to the Share Purchase Agreement, dated March 19, 2021 (the “SPA”), by and between the Company and Arkema.

The Acquisition was funded using the net proceeds from the Company’s new financing arrangements, including $450.0 million from its 2029 Senior Notes issued on March 24, 2021 and $750.0 million of incremental term loan borrowings under the 2028 Term Loan B entered into in conjunction with closing of the transaction (together, the “Financing”), as well as available cash.

The unaudited pro forma combined statement of operations for the year ended December 31, 2020, gives effect to the Acquisition and Financing (together, the “Transactions”) as if they had been consummated on January 1, 2020. The unaudited pro forma combined balance sheet as of December 31, 2020 gives effect to the Transactions as if they had been consummated on December 31, 2020.

The following unaudited pro forma combined financial information and related notes were derived from (i) the audited consolidated financial statements of Trinseo for the year ended December 31, 2020, and (ii) the audited combined carve-out financial statements of the Arkema business for the year ended December 31, 2020. The historical PMMA business (also referred to as the “Arkema business,” the “Mallarmé business,” or the “Mallarmé combined group”) and the audited combined carve-out financial statements and related notes thereto also included the operations of a manufacturing site in South Korea. However, this site is not within the scope of the Acquisition. As such, within this document, we distinguish between the historical operations of the acquired business, inclusive of South Korea operations, as the “Arkema business” and the results of the acquired business, excluding the South Korea operations, as the “PMMA business.”

The pro forma adjustments consist of transaction accounting adjustments reflecting (i) the exclusion of the South Korea site and related operations, which are included in the historical results of the Arkema business but are not included in the scope of the Acquisition (“Excluded South Korea Business”) (ii) the impact of the PMMA Acquisition (“Acquisition Pro Forma Adjustments”), and (iii) other transaction accounting adjustments related to Financing (“Financing Pro Forma Adjustments”).

The accompanying unaudited pro forma financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial information. Management believes that these assumptions and adjustments are reasonable and appropriate under the circumstances and are factually supported based on information currently available.

The preliminary purchase price allocation was made using the best estimates of fair value, which are dependent upon certain valuations that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.

The unaudited pro forma combined financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what our financial position or results of operations will be for any future period or as of any future date. The unaudited pro forma combined financial information does not reflect any integration costs or savings that may be realized from the Transactions.

TRINSEO S.A.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(In millions, except per share data)	Trinseo S.A. (Historical)	Arkema business (Historical as converted)	Excluded South Korea Business	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		Pro Forma Combined
Net sales	$3,035.5	$613.4	$(54.3)	$-		$-		$3,594.6
Cost of sales	2,719.9	442.1	(47.6)	49.9	A	-		3,164.3
Gross profit	315.6	171.3	(6.7)	(49.9)		-		430.3
Selling, general and administrative expenses	252.4	52.6	(2.6)	25.9	B	-		328.3
Equity in earnings of unconsolidated affiliates	67.0	-	-	-		-		67.0
Impairment charges	39.1	0.5	-	-		-		39.6
Operating income	91.1	118.2	(4.1)	(75.8)		-		129.4
Interest expense, net	43.6	0.1	-	-		46.4	L	90.1
Other expenses, net	1.8	1.7	(1.4)	(0.8)	A	-		1.3
Income before income taxes	45.7	116.4	(2.7)	(75.0)		(46.4)		38.0
Provision for income taxes	37.8	28.5	(0.6)	(19.8)	C	(11.4)	M	34.5
Net income	$7.9	$87.9	$(2.1)	$(55.2)		$(35.0)		$3.5

Weighted average shares – basic	38.3							38.3
Net income per share – basic	$0.20							$0.09
Weighted average shares – diluted	38.6							38.6
Net income per share – diluted	$0.20							$0.09

See accompanying notes to the unaudited pro forma combined financial information.

TRINSEO S.A.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(In millions, except per share data)	Trinseo S.A. (Historical)	Arkema business (Historical as converted)	Excluded South Korea Business	Acquisition Pro Forma Adjustments		Financing Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$588.7	$0.9	$-	$(1,383.1)	D	$1,161.7	N	$368.2
Accounts receivable, net of allowance	529.2	67.4	(7.5)	(47.6)	E	-		541.5
Inventories	384.1	66.3	(3.0)	10.0	F	-		457.4
Other current assets	15.1	5.4	-	9.9	D	-		30.4
Total current assets	1,517.1	140.0	(10.5)	(1,410.8)		1,161.7		1,397.5
Investments in unconsolidated affiliates	240.1	-	-	-		-		240.1
Property, plant and equipment, net	601.4	118.4	(7.0)	126.0	F	-		838.8
Other assets
Goodwill	74.2	-	-	552.4	G	-		626.6
Other intangible assets, net	182.8	3.2	-	511.6	F	-		697.6
Right-of-use assets - operating, net	78.3	4.8	-	-		-		83.1
Deferred income tax assets	90.2	6.5	(0.5)	4.4	H	-		100.6
Deferred charges and other assets	61.1	36.9	-	1.6	D	-		99.6
Total other assets	486.6	51.4	(0.5)	1,070.0		-		1,607.5
Total assets	$2,845.2	$309.8	$(18.0)	$(214.8)		$1,161.7		$4,083.9
Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$12.3	$2.0	$-	$(2.0)	I	$7.5	N	$19.8
Accounts payable	355.4	81.6	(6.0)	(70.4)	E	-		360.6
Current lease liabilities – operating	15.8	1.8	-	-		-		17.6
Income taxes payable	10.0	2.6	-	(1.6)	H	-		11.0
Accrued expenses and other current liabilities	139.8	11.4	(0.3)	(0.9)	J	-		150.0
Total current liabilities	533.3	99.4	(6.3)	(74.9)		7.5		559.0
Noncurrent liabilities:
Long-term debt, net of unamortized deferred financing fees	1,158.7	-	-	-		1,154.2	N	2,312.9
Noncurrent lease liabilities – operating	65.7	3.0	-	-		-		68.7
Deferred income tax liabilities	60.7	4.7	-	36.2	H	-		101.6
Other noncurrent obligations	436.5	13.1	(1.1)	14.5	J	-		463.0
Total noncurrent liabilities	1,721.6	20.8	(1.1)	50.7		1,154.2		2,946.2
Commitments and contingencies
Shareholders’ equity:
Ordinary shares, $0.01 nominal value, 50,000.0 shares authorized (December 31, 2020: 48.8 shares issued and 38.4 shares outstanding)	0.5	-	-	-		-		0.5
Additional paid-in-capital	579.6	-	-	-		-		579.6
Treasury shares, at cost (December 31, 2020: 10.4 shares)	(542.9)	-	-	-		-		(542.9)
Retained earnings	739.2	189.6	(10.6)	(190.6)	K	-		727.6
Accumulated other comprehensive loss	(186.1)	-	-	-		-		(186.1)
Total shareholders’ equity	590.3	189.6	(10.6)	(190.6)		-		578.7
Total liabilities and shareholders’ equity	$2,845.2	$309.8	$(18.0)	$(214.8)		$1,161.7		$4,083.9

See accompanying notes to the unaudited pro forma combined financial information.

1.Basis of Presentation

The pro forma financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”) which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at fair value as of the acquisition date with limited exceptions. The acquisition method of accounting uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under the accounting principles generally accepted in the United States of America (“GAAP”), and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

2.Transaction and Estimated Purchase Consideration

The acquisition of the PMMA business will be accounted for as a business combination and will reflect the application of acquisition accounting in accordance with ASC 805. The calculation of estimated purchase consideration is based on the terms of the SPA and the preliminary closing certificate received from Arkema prior to the close of the Acquisition, in accordance with the terms of the SPA.

The following tables present the consideration and preliminary purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition (in millions):

Initial purchase price	€1,137.0
Contractual adjustments to purchase price [1]	(17.2)
Total cash consideration transferred	€1,119.8
Liability incurred to former owners for excluded real property[2]	1.9
Total Euro denominated consideration transferred	€1,121.7
Euro to USD conversion rate (as of May 3, 2021)	1.2096
Total Euro consideration transferred in USD	$1,356.8
Other consideration transferred
Reimbursement of transaction bonus	$(0.5)
Total transaction consideration	$1,356.3

1	Reflects preliminary adjustments to the base purchase price based on contractual terms of the SPA; amounts may change based upon final settlement and agreement between the Company and Arkema
2	The Porto Marghera, Italy manufacturing site will be legally transferred to the Company at a later date due to local transfer restrictions; however, the Company will receive the benefits and risks of ownership during the period from May 3, 2021 to when the site legally transfers. At the date of transfer, an additional payment of €1.9 million will be made. The Company expects this transfer to occur within one year of the transaction close date.

The preliminary allocation of the purchase price to the PMMA business balance sheet is as follows:

(in millions)

Current assets	91.4
Property, plant and equipment	237.4
Other intangibles	514.8
Goodwill	552.4
Other long-term assets	49.3
Total assets	$1,445.3
Current liabilities	18.6
Other liabilities	70.4
Total liabilities	$89.0
Total consideration	$1,356.3

3.	Derivation of Arkema business Historical Financial Information and Related Reclassification Adjustments

The historical combined carve-out financial statements of the Arkema business are prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), which differ in certain respects from GAAP as applied by Trinseo. Trinseo has not identified any material adjustments to conform the Arkema business financial information to GAAP or Trinseo accounting policies that impact the pro forma financial statements as presented, except for (i) the treatment of pension expense and related liabilities to be assumed by Trinseo, which is converted to GAAP and recorded at fair value in Acquisition Pro Forma Adjustment J, and (ii) those reflected in financial statement caption classification differences described in the tables below.

The historical combined carve-out financial statements of the Arkema business are presented in Euro. The historical financial information was translated from Euro to U.S. dollars using the December 31, 2020 spot rate of 1.2293 to translate the Balance Sheet and the average daily exchange rate for the year ended December 31, 2020 of 1.1383 to translate the Statement of Operations.

A reconciliation from the as issued combined carve-out statements of operations for the year ended December 31, 2020 of the Arkema business (also referred to as “Mallarmé” within said combined carve-out financial statements) to the amounts presented in the Arkema business (Historical as converted) column is as follows:

(in millions)	As issued (Euro)	Converted at the average for the period ended December 31, 2020 Euro to U.S. Dollar exchange rate of 1.1383	Statement of Operations Caption Where Reclassified for Pro Forma

Sales	538.9	$613.4	Net sales
Operating expenses	(398.9)	(442.1)	Cost of sales
		(8.8)	Selling, general and administrative expenses
		(0.5)	Impairment charges
		(2.7)	Other expense, net [2]
Research and development expenses	(8.7)	(9.9)	Selling, general and administrative expenses
Selling and administrative expenses	(29.1)	(33.1)	Selling, general and administrative expenses
Other income and expenses	0.5	1.4	Other expense, net [2]
		(0.8)	Selling, general and administrative expenses
Operating income	102.7	$116.9
Financial loss	(0.4)	(0.1)	Interest expense, net
		(0.4)	Other expense, net [1]
Pre-tax income	102.3	$116.4
Income tax expense	(25.0)	(28.5)	Provision for income taxes
Net income	77.3	$87.9

1	Reclassification of non-service cost related to pension from interest expense to Other expenses, net in accordance with GAAP and Trinseo accounting policies.
2	The other expense, net of $1.3 million is presented after operating income in the unaudited pro forma combined statement of operations, resulting in Arkema business historical operating income of $118.2 million for unaudited pro forma combined statement of operations purposes.

A reconciliation from the as issued combined carve-out statements of financial position of the Arkema business (also referred to as “Mallarmé” within said combined carve-out financial statements) as of December 31, 2020 to the amounts presented in the Arkema business (Historical as converted) column is as follows:

(in millions)	As issued (Euro)	Converted at the December 31, 2020 Euro to U.S. Dollar Exchange Rate of 1.2293	Balance Sheet Caption Where Reclassified for Pro Forma
ASSETS
Intangible assets, net	30.2	$3.2	Other intangible assets, net
		33.9	Deferred charges and other assets [1]
Property, plant and equipment, net	100.1	118.4	Property, plant and equipment, net
		4.8	Right-of-use assets - operating, net [2]
Other investments	0.6	0.7	Deferred charges and other assets
Deferred tax assets	5.3	6.5	Deferred income tax assets
Other non-current assets	1.9	2.3	Deferred charges and other assets
TOTAL NON-CURRENT ASSETS	138.2	$169.8

Inventories	53.9	$66.3	Inventories
Accounts receivable	52.9	65.0	Accounts receivable, net of allowance
Other receivables and prepaid expenses	2.7	2.4	Accounts receivable, net of allowance
		0.9	Other current assets
Income tax recoverable	0.3	0.4	Other current assets
Cash advance	3.3	4.1	Other current assets
Cash	0.7	0.9	Cash and cash equivalents
TOTAL CURRENT ASSETS	113.8	$140.0
TOTAL ASSETS	252.0	$309.8
LIABILITIES AND OWNER’S NET INVESTMENT
OWNER’S NET INVESTMENT	154.2	$189.6	Retained earnings
Deferred tax liabilities	3.8	4.7	Deferred income tax liabilities
Provision for pensions and other employee benefits	6.4	7.9	Other noncurrent obligations
Other provisions	4.2	5.2	Other noncurrent obligations
Non-current debt	2.4	3.0	Noncurrent lease liabilities – operating
TOTAL NON-CURRENT LIABILITIES	16.8	$20.8
Accounts payable	66.4	81.6	Accounts payable
Other creditors and accrued liabilities	11.1	11.4	Accrued expenses and other current liabilities
		2.2	Income taxes payable
Income taxes payable	0.3	0.4	Income taxes payable
Current debt	3.1	2.0	Short-term borrowings and current portion of long-term debt
		1.8	Current lease liabilities –operating
TOTAL CURRENT LIABILITIES	81.0	$99.4
TOTAL LIABILITIES AND OWNER’S NET INVESTMENT	252.0	$309.8

1	Reclassification of payments made to a supplier to reimburse for capital expenditures from Intangibles assets to Deferred charges and other assets in accordance with the Trinseo accounting policies.
2	Reclassification of operating lease related assets from Property, plant and equipment, net to a separate caption, Right-of-use assets – operating, net, in accordance with GAAP and Trinseo accounting policies.

4. Acquisition Pro Forma Adjustments

A	Reflects the adjustment to the statement of operations related to the purchase price allocation.

(i)	Reflects elimination of the historical depreciation and amortization of the PMMA business related to property, plant and equipment and intangible assets of $19.1 million.
(ii)	Reflects depreciation expense related to property, plant, and equipment of the PMMA business based on the estimated fair value as of the closing of the Acquisition:

Property, plant and equipment
(in millions)	Estimated Fair Value	Annual Depreciation	Estimated Useful Life (years)
Land	$13.9	n/a	n/a
Land and waterway improvements	0.7	0.1	5
Buildings	59.0	4.5	13
Machinery and equipment	142.9	11.9	12
Construction-in-progress	18.6	n/a	n/a
Other property	2.3	0.6	3-7
Total	$237.4	$17.1

The estimated useful life presented above is a weighted average life based upon a calculated value and useful life of respective asset class of property, plant and equipment.

(iii)	Reflects amortization expense related to management’s estimated step-up in fair value of the intangible assets of the PMMA business as of the closing of the Acquisition:

Intangible assets
(in millions)	Estimated Fair Value	Annual Amortization	Estimated Useful Life (years)
Customer relationships	$331.9	$25.6	13
Developed technology	135.2	13.5	10
Trademarks	46.7	2.9	16
Other intangibles	1.0	0.2	3-10
Total	$514.8	$42.2

(iv)	Reflects pension-related expense based on a preliminary actuarial valuation performed under GAAP and elimination of historical pension related expenses under IFRS of the PMMA business:

Pension expense
(in millions)	Cost of sales	Other expense, net	Total
Pension expense (income) under GAAP	$1.1	$(0.4)	$0.7
Elimination of pension expense recorded under IFRS	(1.4)	(0.4)	(1.8)
Total	$(0.3)	$(0.8)	$(1.1)

(v)	Reflects the estimated step-up fair value of inventory as the inventory is expected to be sold within one year of the acquisition date of $10.0 million.
B	Reflects the expense directly attributable to the Acquisition and amortization of the transition services prepaid.
(i)	Reflects the expense directly attributable to the Acquisition including, but not limited to, financial advisory, legal and accounting fees amounting to $16.0 million. This does not reflect the transaction costs incurred by Arkema related to the sale of the PMMA business, as Trinseo does not have access to this information.
(ii)	Reflects amortization of the transition services prepaid amounting to $9.9 million.

C	Reflects income tax benefit (expense) related to the income (loss) before income taxes generated by the pro forma adjustments, which were tax effected using a global statutory rate of 26%.
D	Reflects the estimated cash consideration to be paid in connection with the Acquisition, acquisition-related transaction expenses, and prepayment of certain transitional services to be provided to Trinseo by Arkema subsequent to closure.

Impact on cash and cash equivalents
(in millions)
Cash consideration (i)	$1,354.6
Transaction expenses (ii)	17.0
Prepayment of transition services (iii)	11.5
Total	$1,383.1

(i)	Payment (which was denominated in EUR, but translated herein at the above-disclosed exchange rate) includes $1,354.6 million of cash consideration transferred on date of closing of the Acquisition.
(ii)	Payment of $17.0 million of transaction expenses, of which $1.0 million was included in ‘Accrued expenses and other current liabilities’ as of December 31, 2020.
(iii)	Prepayment of $11.5 million of transition services, of which $9.9 million is reflected in ‘Other current assets’ and $1.6 million is reflected in ‘Deferred charges and other assets.’
E

Reflects certain PMMA business entities’ Accounts receivable and Accounts payable excluded from the Transaction in accordance with the SPA. Accounts receivable also reflects reimbursement from Arkema of $0.5 million for transactions bonuses and Accounts payable reflects $2.2 million of consideration payable to Arkema upon legal transfer of Porto Marghera property.

F	Reflects the step-up in fair value of assets acquired from the Acquisition:

Step-up adjustments
(in millions)	Historical Value (excluding South Korea business)	Fair Value	Step-up
Property, plant and equipment	$111.4	$237.4	$126.0
Other intangible assets	3.2	514.8	511.6
Inventory	63.3	73.3	10.0
Total	$177.9	$825.5	$647.6

G	Reflects management’s preliminary estimate of goodwill associated with the Acquisition.
H

Reflects the adjustments to deferred tax assets and liability related to the step-up in fair value of assets acquired and liabilities assumed of the PMMA business. Additionally, reflects the adjustments to deferred tax assets and offset to income taxes payable related to transaction costs.

I	Reflects the elimination of debt payable to related parties of the PMMA business, which were not assumed by Trinseo in the Acquisition.

J	Reflects pension related liability adjustment, settlement of transaction cost, and adjustment of environmental liability:
(i)	Reflects pension related liability based on a preliminary actuarial valuation performed under GAAP and elimination of historical pension liability under IFRS of the PMMA business:

Pension liability (in millions)
	Current	Noncurrent	Total
Pension liability under GAAP	$0.1	$18.1	$18.2
Elimination of pension liability recorded under IFRS	-	(6.3)	(6.3)
Total	$0.1	$11.8	$11.9

(ii)	Reflects reduction for payment of $1.0 million of transaction costs that was included in ‘Accrued expenses and other current liabilities’ as of December 31, 2020 in the historical financial statements of Trinseo.
(iii)	Reflects adjustment of $2.7 million based on preliminary fair value of the environmental liabilities assumed as part of PMMA business.
K

Reflects elimination of $179.0 million of the PMMA business’s historical equity, the impact of $16.0 million related to acquisition expense directly attributable to the Acquisition, including, but not limited to, financial advisory, legal and accounting fees and the tax impact of ($4.4) million related to the acquisition expense.

5. Financing Pro Forma Adjustments

L

Reflects interest expense of $21.7 million for the 2028 Term Loan B and $24.7 million for the 2029 Senior Notes. Comprised of estimated contractual interest, and amortization of original issue discount and deferred financing fees. The pre-tax effect of 1/8% of change in the effective interest rate of the 2028 Term Loan B would result in a $0.9 million change to interest expense annually.

M

Reflects income tax benefit related to the income (loss) before income taxes generated by the 2028 Term Loan B and the 2029 Senior Notes. The pro forma adjustments were tax effected using a global statutory rate of 26%.

N	Reflects the borrowing of the 2028 Term Loan B and issuance of the 2029 Senior Notes:

(in millions)	Gross Amount	Deferred Financing Fees	Original Issue Discount	Net
2028 Term Loan B	$750.0	$18.7	$3.7	$727.6
2029 Senior Notes	450.0	15.9	-	434.1
Total	$1,200.0	$34.6	$3.7	$1,161.7

Net total of $1,161.7 million reflects $7.5 million current portion of long term-debt related to the 2028 Term Loan B and $1,154.2 million of long-term debt related to the 2028 Term Loan B and the 2029 Senior Notes.